UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: February 10, 2016

(Date of earliest event reported)

Arcadia Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37383	81-0571538
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

202 Cousteau Place, Suite 105

Davis, CA 95618

(Addresses of principal executive offices, including zip code)

(530) 756-7077

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Officer

Resignation of Eric J. Rey as President, Chief Executive Officer, and Director

On February 11, 2016, Eric J. Rey, President and Chief Executive Officer of Arcadia Biosciences, Inc. (the “Company”) and a member of the Company’s Board of Directors (the “Board”), and the Company mutually agreed to terminate his employment with the Company, and for Mr. Rey to resign his position as an officer of the Company and as a member of the Board in order to allow Mr. Rey to focus on his health. Mr. Rey had been on a temporary medical leave of absence from his duties and responsibilities as the Company’s President and Chief Executive Officer.

In connection with Mr. Rey’s departure, the Company entered into a Consulting Services, Separation Agreement and Release (the “Agreement”) with Mr. Rey setting forth the terms and conditions of his transition services and departure from the Company. The Agreement contemplates that Mr. Rey will cease to be an officer of the Company and member of the Board of Directors effective as of February 11, 2016, but that Mr. Rey will remain an employee of the Company until March 1, 2016 (the “Separation Date”). Following the Separation Date, he will provide transition services as a consultant to the Company through February 1, 2017, at a rate of $500 per hour for up to 10 hours a month.

The Agreement provides that Mr. Rey will receive severance payments for a period of 12 months from the Separation Date at a rate equal to his salary as in effect immediately prior to his resignation. During the term of his consulting services, his unvested stock options will continue to vest. In addition, all equity awards previously issued to Mr. Rey shall be exercisable after the Separation Date until the original expiration date of each respective equity award. The Agreement further provides that Mr. Rey will receive a $60,000 cash bonus for calendar year 2015; which bonus shall be paid at the next payroll period after receipt by the Company of an executed copy of the Agreement. As provided in the Agreement, Mr. Rey will also be entitled to receive the benefits set forth in his existing severance agreement with the Company, subject to the terms of such severance agreement, in exchange for his general release of claims in favor of the Company. Mr. Rey has agreed to a one year non-solicitation period and has agreed to release the Company from all claims, known and unknown, with normal exceptions. The foregoing description is qualified in its entirety by the text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

The Company expects to nominate a new Class I member of the Board to replace Mr. Rey, for approval at the Company’s 2016 annual meeting of stockholders.

Resignation of Mark W. Wong, Director, Acting President and Chief Executive Officer

On February 10, 2016, Mark W. Wong notified the Board that he would be resigning from his positions as Acting President and Chief Executive Officer of the Company and member of the Board effective immediately in order to pursue other business opportunities. Mr. Wong felt that, due to outside business interests, he was unable to make the necessary long-term commitment to the Company to continue to serve as Acting President and Chief Executive Officer of the Company.

Mr. Wong confirmed that his resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

(c) Appointment of New Officer

(e) Material Compensatory Plan for Executive Officer

Appointment of Roger Salameh as Interim President and Chief Executive Officer

On February 11, 2016, the Board appointed Roger Salameh to serve as the Company’s Interim President and Chief Executive Officer while the Board conducts a search for a permanent President and Chief Executive Officer for the Company. Mr. Salameh will fulfill his duties and responsibilities in consultation and cooperation with the Board and the Company’s executive management team.

Mr. Salameh has served as the Company’s Vice President of Business Development since November 2003. He has more than 22 years of executive, managerial, and operations experience in agricultural, biotechnology, and food ingredients businesses. Prior to joining the Company, Mr. Salameh was a consultant with Rockridge. Before joining Rockridge, he served as director of business development at Monsanto Company. Prior to Monsanto, Mr. Salameh served as product manager for Calgene, Inc.’s genetically modified oils business. Mr. Salameh attended New York University where he studied Economics and Political Science.

The Company has entered into revised compensation arrangements with Mr. Salameh, reflecting his role as the Company’s Interim President and Chief Executive Officer. Effective upon his appointment, Mr. Salameh’s base compensation has been increased from $243,000 annually to $280,000 annually, with such increase to remain in effect after a new CEO is appointed. For so long as Mr. Salameh is employed as the Interim President and Chief Executive Officer, he will also receive additional compensation of $10,000 per month, payable monthly in arrears.

(d) Appointment of New Director and Appointment of New Board Committee Members

Appointment of Vic C. Knauf, Ph.D. to Board of Directors

On February 11, 2016, the Board appointed Vic C. Knauf, Ph.D., to serve as a Class II director of the Company, effective immediately. Dr. Knauf’s appointment fills the Class II Board position left vacant by Mr. Wong’s resignation from the Board. Dr. Knauf’s term will expire at the annual meeting of the Company’s stockholders in 2017. Mr. Knauf will not receive additional compensation for serving as a director for so long as he continues to serve as an employee of the Company.

Dr. Knauf has served as the Company’s Chief Scientific Officer since June 2005. He has 30 years of experience in agricultural product and technology development. Prior to joining the Company, Dr. Knauf founded Anawah, Inc., a food and agricultural research company focused on the development of value-added whole foods, which the Company acquired in 2005. Before Anawah, Dr. Knauf served as a Director of Monsanto Food and Nutrition Research and Vice President of Research at Calgene, Inc. Dr. Knauf holds a B.S. in Biology from the New Mexico Institute of Mining and Technology and a M.S. and Ph.D. in Microbiology and Immunology from the University of Washington. The Company believes that Dr. Knauf is qualified to serve on the Board due to his extensive experience in agricultural product and technology development and his understanding of the Company gained during more than ten years of service as its Chief Scientific Officer.

Board of Directors Committee Appointments

George F.J. Gosbee, a current member of the Board, replaced Mr. Wong as a member of and chair of the Compensation Committee.

The Board has formed a special committee to search for a new president and Chief Executive Officer. Matthew A. Ankrum has agreed to serve as chair of the CEO search committee, with Uday Garg and Rajiv Shah, M.D. serving as members. Darby E. Shupp, the Chairman of the Board, will serve as an ex officio member of the search committee.

Item 7.01.	Regulation FD Disclosure.

On February 11, 2016, the Company issued a press release announcing the management changes described above. A copy of the press release issued by the Company on February 11, 2016 is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability of that Section unless the registrant specifically incorporates it by reference in a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Consulting Services, Separation Agreement and Release between Arcadia Biosciences, Inc. and Eric J. Rey, dated February 11, 2016

99.1	Press release issued by Arcadia Biosciences, Inc. entitled “ARCADIA BIOSCIENCES ANNOUNCES DEPARTURE OF CEO FOR MEDICAL REASONS AND CHANGES IN BOARD OF DIRECTORS” dated February 11, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCADIA BIOSCIENCES, INC.

Date: February 12, 2016	By:	/s/ Wendy S. Neal
	Name:	Wendy S. Neal
	Title:	Vice President & Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Consulting Services, Separation Agreement and Release between Arcadia Biosciences, Inc. and Eric J. Rey, dated February 11, 2016

99.1	Press release issued by Arcadia Biosciences, Inc. entitled “ARCADIA BIOSCIENCES ANNOUNCES DEPARTURE OF CEO FOR MEDICAL REASONS AND CHANGES IN BOARD OF DIRECTORS” dated February 11, 2016